Exhibit 99.1
N-able Announces Fourth Quarter and Full-Year 2021 Results
Fourth Quarter Subscription Revenue Increased 13% Year-Over-Year, 14% in Constant Currency

TTM Dollar-Based Net Retention Rate Consistent at 110%

Full-Year 2022 Revenue Outlook of 11% to 12% Year-Over-Year Growth, 13% to 14% in Constant Currency

BURLINGTON, Massachusetts - February 24, 2022 - N-able, Inc. (NYSE:NABL), the purpose-built technology partner for managed services providers (MSPs), today reported results for its fourth quarter and full year ended December 31, 2021.
"With our 2021 foundational efforts behind us, we have turned our focus squarely to elevating and accelerating our business," said N-able President and CEO John Pagliuca. "We are seeing progress in each of our key investment areas, which include building a multi-pronged go-to-market approach, bolstering our partner success resources, and bringing powerful and secure products to market faster. Our industry tailwinds, such as increased IT complexity, labor scarcity, and rising cyber threats, remain as strong as ever, and we have exciting projects in the pipeline that position us well to solve our MSP partners' pain points. As the N-able team moves forward together, we are focused on execution and on carrying the momentum we have generated into a successful 2022."
"We had a strong finish to the year, with our highest level of new bookings in 2021 occurring in the fourth quarter," added N-able Executive Vice President & CFO Tim O’Brien. "Our quarterly performance continued to be driven by our security and data protection solutions, and in particular our N-able EDR and N-able Microsoft 365 cloud-to-cloud backup solutions. In addition, our trailing twelve months dollar-based net retention rate remained consistent at 110 percent, reflecting healthy expansion among our existing MSP partners. The go-to-market and product investments that we started making in 2021 are beginning to generate dividends and will contribute to revenue acceleration throughout the year as well as margin improvement in the back half of 2022."
Fourth quarter 2021 financial highlights:
•Total revenue of $89.5 million, representing approximately 12% year-over-year growth, or approximately 13% year-over-year growth on a constant currency basis.
•Subscription revenue of $87.3 million, representing approximately 13% year-over-year growth, or approximately 14% year-over-year growth on a constant currency basis.
•GAAP gross margin of 85.1% and non-GAAP gross margin of 86.6%.
•GAAP net income of $2.1 million, or $0.01 per diluted share, and non-GAAP net income of $13.4 million, or $0.07 per diluted share.
•Adjusted EBITDA of $27.8 million, representing an adjusted EBITDA margin of 31.0%.
Full year 2021 financial highlights:
•Total revenue of $346.5 million, representing approximately 14% year-over-year growth, or approximately 12% year-over-year growth on a constant currency basis.
•Subscription revenue of $336.8 million, representing approximately 15% year-over-year growth, or approximately 12% year-over-year growth on a constant currency basis.
•GAAP gross margin of 84.9% and non-GAAP gross margin of 86.8%.
•GAAP net income of $0.1 million, or $0.00 per diluted share, and non-GAAP net income of $59.0 million, or $0.35 per diluted share.
•Adjusted EBITDA of $113.3 million, representing an adjusted EBITDA margin of 32.7%.
For a reconciliation of our GAAP to non-GAAP results, please see the tables below.
Additional highlights for the fourth quarter of 2021 include:
•Announced strong growth of its Technology Alliance Program (TAP), adding more than 25 partners in 2021, including more than half of which are focused on security. Since early 2021, relationships added include many well-known technology leaders, such as Cisco®, Sophos®, and Webroot®, as well as several emerging tech innovators—including

Liongard® and Zomentum®—bringing the total number of partners in the program to 65. The TAP program is aimed at helping N-able partners successfully manage, monitor, and protect their customers using the technology they need most to get the job done right, through seamless integrations into the platforms they rely on from N-able.
•N-able was named Service Provider of the Year at the European IT & Software Excellence Awards 2021, sponsored by IT Europa. The company was also a finalist in the Security Vendor of the Year category.
•The appointment of two new leaders to N-able's data protection business: Chris Groot was promoted to General Manager, N-able Data Protection, and Stefan Voss joined the company as VP of Product Management, Data Protection. Mr. Groot, who was formerly VP of Sales for N-able, leads all key functions critical to delivering long-term, sustainable growth, including strategy and product development, for N-able's data protection business. Mr. Voss joins most recently from Dell where he was chief product owner of a portfolio of data protection products. Mr. Voss will help drive the N-able data protection business in a growing market segment with tremendous upside.
•The addition of Ann Johnson, Corporate Vice President of security, compliance, identity, and management business development for Microsoft®, as a member of the board of directors. In addition, the board established a cybersecurity committee to oversee N-able policies, plans, and programs relating to cybersecurity and data protection risks associated with its products, services, and business operations.
Balance Sheet
At December 31, 2021, total cash and cash equivalents were $66.7 million and total debt was $338.9 million.
The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until N-able files its Annual Report on Form 10-K for the period. Information about N-able's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.” In addition, through July 19, 2021, the date of completion of N-able’s separation from SolarWinds Corporation (“SolarWinds”), N-able operated as part of SolarWinds and the financial results for the periods through such date have been prepared from SolarWinds’ historical accounting records and presented on a stand-alone basis as if N-able’s business’ operations had been conducted independently from SolarWinds. While the allocations and estimates in these carve-out financials are based on assumptions that N-able’s management believes are reasonable, the financial results presented may not be indicative of the financial position, results of operations and cash flows of N-able in the future or if N-able had been a separate, stand-alone publicly traded entity during the periods presented. N-able’s financial results for the period from July 20, 2021 through December 31, 2021 are based on our reported results as a stand-alone company.
Financial Outlook
As of February 24, 2022, N-able is providing its financial outlook for the first quarter of 2022 and full year 2022. The financial information below represents forward-looking non-GAAP financial information, including adjusted EBITDA. These non-GAAP financial measures exclude, among other items mentioned below, amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense (benefit), interest expense, net, unrealized foreign currency (gains) losses, acquisition related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
The financial outlook provided below includes updated expectations of increased FX headwinds.
Financial Outlook for the First Quarter of 2022
N-able management currently expects to achieve the following results for the first quarter of 2022:
•Total revenue in the range of $90.1 to $90.6 million, representing approximately 9% year-over-year growth, or approximately 11% growth on a constant currency basis.
•Adjusted EBITDA in the range of $26.5 to $27.0 million, representing approximately 30% of total revenue.
Financial Outlook for Full-Year 2022
N-able management currently expects to achieve the following results for the full year 2022:
•Total revenue in the range of $384 to $388 million, representing 11% to 12% year-over-year growth, or 13% to 14% year-over-year growth on a constant currency basis.
•Adjusted EBITDA in the range of $118 to $122 million, representing approximately 31% of total revenue.

Additional details on the company's outlook will be provided on the conference call.
Conference Call and Webcast
In conjunction with this announcement, N-able will host a conference call today to discuss its financial results, business and business outlook at 8:30 a.m. ET on February 24, 2022. A live webcast of the call will be available on the N-able Investor Relations website at http://investors.n-able.com. A live dial-in will be available domestically at (844) 200-6205 and internationally at +1 (929) 526-1599. To access the live call, please dial in 5-10 minutes before the scheduled start time and enter the conference passcode 688036 to gain access to the conference call. A replay of the webcast will be available on a temporary basis shortly after the event on the N-able Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the first quarter and full year 2022. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be may be signified by terms such as “aim,” “anticipate,” “believe,” “continue,” “expect,” “feel,” “intend,” “estimate,” “seek,” “plan,” “may,” “can,” “could,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially and adversely different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to our spin-off from SolarWinds into a newly created and separately traded public company, including that the spin-off could disrupt or adversely affect our business, results of operations and financial condition, that the spin-off may not achieve some or all of any anticipated benefits with respect to our business, that the distribution, together with certain related transactions, may not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, which could result in N-able incurring significant tax liabilities, and, in certain circumstances, requiring us to indemnify SolarWinds for material taxes and other related amounts pursuant to indemnification obligations under the tax matters agreement; (b) the possibility that the global COVID-19 pandemic may continue to adversely affect our business, results of operations and financial condition or the impact of the COVID-19 pandemic on the global economy or on the business operations and financial conditions of our customers, their end-customers and our prospective customers; (c) our ability to sell subscriptions to new MSP partners, to sell additional solutions to our existing MSP partners and to increase the usage of our solutions by our existing MSP partners, as well as our ability to generate and maintain MSP partner loyalty; (d) any decline in our renewal or net retention rates; (e) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed, including as a result of the COVID-19 pandemic; (f) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates; (g) our inability to successfully identify, complete and integrate acquisitions and manage our growth effectively; (h) risks associated with our international operations; (i) risks that cyberattacks, including the cyberattack on SolarWinds’ Orion Software Platform and internal systems announced by SolarWinds in December 2020, (the “Cyber Incident”), and other security incidents may result, in compromises or breaches of our, our MSP partners’, or their SME customers’ systems, the insertion of malicious code, malware, ransomware or other vulnerabilities into our, our MSP partners’, or their SME customers’ environments, the exploitation of vulnerabilities in our, our MSP partners’, or their SME customers’ security, the theft or misappropriation of our, our MSP partners’, or their SME customers’ proprietary and confidential information, and interference with our, our MSP partners’, or their SME customers’ operations, exposure to legal and other liabilities, higher MSP partner and employee attrition and the loss of key personnel, negative impacts to our sales, renewals and upgrades and reputational harm and other serious negative consequences, any or all of which could materially harm our business; (j) our status as a controlled company; (k) our ability to attract and retain qualified employees and key personnel as a standalone public company; (l) the timing and success of new product introductions and product upgrades by N-able or its competitors; (m) our ability to protect and defend our intellectual property and not infringe upon others’ intellectual property; (n) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our operations in order to support additional growth in our business; (o) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity, (p) our indebtedness, including potential restrictions on our operations and the impact of events of default; and (q) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in the final Information Statement included in N-able’s registration statement on Form 10 (File No. 001-40297), which was declared effective by the SEC on June 25, 2021, a copy of which was furnished as exhibit 99.3 to the Form 8-K N-able filed with the SEC on July 12, 2021; N-able’s Quarterly Report on Form 10-Q for the period ended June 30, 2021 that N-able filed with the SEC on August 12, 2021; those that will be discussed in the Quarterly Report on Form 10-Q for the period ended September 30, 2021 that N-able filed on November 9, 2021; and those that will be discussed in the Annual Report on Form 10-K for the period ended December 31, 2021 that N-able anticipates filing on or before March 31, 2022. All information provided in this release is as of the date hereof and N-able undertakes no duty to update this information except as required by law.
Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.
N-able also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).
N-able's management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.
Non-GAAP Gross Margin, Non-GAAP Operating Income and Non-GAAP Operating Margin. We provide non-GAAP total cost of revenue, non-GAAP gross margin, non-GAAP operating expense and non-GAAP operating income and related non-GAAP gross and operating margins excluding such items as stock-based compensation expense and related employer-paid payroll taxes, amortization of acquired intangible assets, acquisition related costs, spin-off costs and restructuring costs and other. Management believes these measures are useful for the following reasons:
•Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes associated with our employees’ participation in N-able's stock-based incentive compensation plans. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not necessarily correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Acquisition Related Costs. We exclude certain expense items resulting from acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude acquisition related costs allows investors to better review and understand the historical and current results of our continuing operations and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.

•Spin-off Costs. We exclude certain expense items resulting from the spin-off into a newly created and separately traded public company. These costs include legal, accounting and advisory fees, system implementation costs and other incremental costs incurred by us related to the separation from SolarWinds. The spin-off transaction results in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Restructuring Costs and Other. We provide non-GAAP information that excludes restructuring costs such as severance and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Diluted Share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP gross profit and non-GAAP operating income, certain other non-operating gains and losses and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the weighted average outstanding common shares.
Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as they are measures we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense (benefit), interest expense, net, unrealized foreign currency (gains) losses, acquisition related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our related party debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition and other costs, spin-off exploration costs, restructuring costs, employer-paid payroll taxes on stock awards and other one time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
About N-able
N-able empowers managed services providers (MSPs) to help small and medium enterprises navigate the digital evolution. With a flexible technology platform and powerful integrations, N-able makes it easy for MSPs to monitor, manage, and protect their end-customer systems, data, and networks. N-able’s growing portfolio of security, automation, and backup and recovery solutions is built for IT services management professionals. N-able simplifies complex ecosystems and enables customers to solve their most pressing challenges. N-able provides extensive, proactive support—through enriching partner programs, hands-on training, and growth resources—to help MSPs deliver exceptional value and achieve success at scale.

© 2022 N-able, Inc. All rights reserved.

Source: N-able, Inc.
Category: Financial
CONTACTS:

Investors:	Media:
Howard Ma Phone: 512.498.6707 ir@n-able.com	Kim Cecchini Phone: 919.957.5019 pr@n-able.com

N-able, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$66,736	$99,790
Accounts receivable, net of allowances of $1,653 and $751 as of December 31, 2021 and 2020, respectively	33,041	29,086
Income tax receivable	7,250	1,262
Prepaid and other current assets	13,962	5,584
Total current assets	120,989	135,722
Property and equipment, net	38,748	19,590
Operating lease right-of-use assets	36,206	13,697
Deferred taxes	1,681	2,982
Goodwill	840,923	874,083
Intangible assets, net	8,066	27,374
Other assets, net	9,086	6,287
Total assets	$1,055,699	$1,079,735
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,865	$5,542
Due to affiliates	464	8,023
Accrued liabilities and other	30,944	21,976
Current operating lease liabilities	4,830	2,860
Accrued related party interest payable	—	2,477
Income taxes payable	4,600	4,447
Current portion of deferred revenue	10,675	9,502
Current debt obligation	3,500	—
Total current liabilities	60,878	54,827
Long-term liabilities:
Due to affiliates	—	372,650
Deferred revenue, net of current portion	223	168
Non-current deferred taxes	2,632	5,846
Non-current operating lease liabilities	37,822	14,641
Long-term debt, net of current portion	335,379	—
Other long-term liabilities	410	406
Total liabilities	437,344	448,538
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 550,000,000 shares authorized and 179,049,429 and no shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	179	—
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	—	—
Parent company net investment	—	582,206
Additional paid-in capital	601,811	—
Accumulated other comprehensive income	15,053	48,991
Retained earnings	1,312	—
Total stockholders' equity	618,355	631,197
Total liabilities and stockholders' equity	$1,055,699	$1,079,735

N-able, Inc.
Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue:
Subscription and other revenue	$89,503	$79,880	$346,456	$302,871
Cost of revenue:
Cost of revenue	12,311	10,550	46,677	38,916
Amortization of acquired technologies	997	6,201	5,755	24,257
Total cost of revenue	13,308	16,751	52,432	63,173
Gross profit	76,195	63,129	294,024	239,698
Operating expenses:
Sales and marketing	32,288	23,610	112,678	82,034
Research and development	14,767	10,786	53,959	42,719
General and administrative	19,095	22,141	80,575	57,331
Amortization of acquired intangibles	1,547	6,087	13,482	23,848
Total operating expenses	67,697	62,624	260,694	205,932
Operating income	8,498	505	33,330	33,766
Other expense:
Interest expense, net	(4,761)	(6,678)	(20,472)	(28,137)
Other income (expense), net	201	(315)	(1,266)	(773)
Total other expense	(4,560)	(6,993)	(21,738)	(28,910)
Income (loss) before income taxes	3,938	(6,488)	11,592	4,856
Income tax expense	1,882	3,454	11,479	12,014
Net income (loss)	$2,056	$(9,942)	$113	$(7,158)
Net income (loss) per share:
Basic earnings (loss) per share	$0.01	$(0.06)	$0.00	$(0.05)
Diluted earnings (loss) per share	$0.01	$(0.06)	$0.00	$(0.05)
Weighted-average shares used to compute net income (loss) per share:
Shares used in computation of basic earnings (loss) per share	178,950	158,124	167,460	158,124
Shares used in computation of diluted earnings (loss) per share	180,234	158,124	168,667	158,124

N-able, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities
Net income (loss)	$2,056	$(9,942)	$113	$(7,158)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,713	14,690	33,771	56,450
Provision for doubtful accounts	604	94	2,153	1,483
Stock-based compensation expense	8,468	8,972	29,430	21,053
Amortization of debt issuance costs	408	—	732	—
Loss on lease modification	271	—	271	—
Deferred taxes	513	(1,457)	(1,913)	(4,051)
Operating lease right-of-use assets, net	(2,548)	2,797	(741)	—
Loss on foreign currency exchange rates	238	348	1,433	1,707
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	2,668	(264)	(5,567)	(3,458)
Income taxes receivable	(4,899)	313	(5,999)	(233)
Prepaid expenses and other assets	(372)	(753)	(10,673)	(581)
Accounts payable	1,283	2,775	(455)	3,273
Due to and from affiliates	(468)	253	(8,302)	6,155
Accrued liabilities and other	(723)	2,556	11,923	7,970
Accrued related party interest payable	—	(3,096)	(2,477)	1,540
Income taxes payable	2,174	1,369	158	389
Deferred revenue	565	629	1,253	1,126
Other long-term assets	231	—	231	—
Other long-term liabilities	—	(3,132)	—	—
Net cash provided by operating activities	19,182	16,152	45,341	85,665
Cash flows from investing activities
Purchases of property and equipment	(11,255)	(5,501)	(30,664)	(11,919)
Purchases of intangible assets	(1,249)	(1,475)	(4,169)	(4,221)
Net cash used in investing activities	(12,504)	(6,976)	(34,833)	(16,140)
Cash flows from financing activities
Proceeds from Private Placement, net of $9,000 of issuance costs	—	—	216,000	—
Distribution of net proceeds from Private Placement to Parent	—	—	(216,000)	—
Payments of tax withholding obligations related to restricted stock	(1,849)	—	(2,230)	—
Exercise of stock options	5	—	23	—
Proceeds from credit agreement	—	—	350,000	—
Repayments of borrowings due to affiliates	—	—	(372,650)	(21,750)
Repayments of borrowings from Credit Agreement	(875)	—	(875)	—
Net transfers from (to) Parent	863	20	(6,515)	11,192
Payment of debt issuance costs	—	—	(10,075)	—
Net cash (used in) provided by financing activities	(1,856)	20	(42,322)	(10,558)
Effect of exchange rate changes on cash and cash equivalents	342	2,222	(1,240)	1,475
Net increase (decrease) in cash and cash equivalents	5,164	11,418	(33,054)	60,442
Cash and cash equivalents
Beginning of period	61,572	88,372	99,790	39,348
End of period	$66,736	$99,790	$66,736	$99,790

Supplemental disclosure of cash flow information
Cash paid for interest	$2,591	$9,775	$20,387	$26,602
Cash paid for income taxes	$4,044	$2,713	$19,029	$14,205

Supplemental disclosure of non-cash activities:

Change in purchases of property, equipment and leasehold improvements included in accounts payable and accrued expenses	$(404)	$2,634	$1,138	$2,653
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$—	$31,079	$5,765

N-able, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share information)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

GAAP cost of revenue	$13,308	$16,751	$52,432	$63,173
Stock-based compensation expense and related employer-paid payroll taxes	(277)	(213)	(1,042)	(705)
Amortization of acquired technologies	(997)	(6,200)	(5,755)	(24,257)
Acquisition related costs	—	—	—	(2)
Non-GAAP cost of revenue	$12,034	$10,338	$45,635	$38,209

GAAP gross profit	$76,195	$63,129	$294,024	$239,698
Stock-based compensation expense and related employer-paid payroll taxes	277	213	1,042	705
Amortization of acquired technologies	997	6,200	5,755	24,257
Acquisition related costs	—	—	—	2
Non-GAAP gross profit	$77,469	$69,542	$300,821	$264,662

GAAP sales and marketing expense	$32,288	$23,610	$112,678	$82,034
Stock-based compensation expense and related employer-paid payroll taxes	(2,592)	(1,535)	(9,029)	(4,537)
Acquisition related costs	—	(1)	—	(2)
Restructuring costs and other	51	—	50	—
Spin-off costs	—	(621)	(448)	(736)
Non-GAAP sales and marketing expense	$29,747	$21,453	$103,251	$76,759

GAAP research and development expense	$14,767	$10,786	$53,959	$42,719
Stock-based compensation expense and related employer-paid payroll taxes	(1,248)	(959)	(4,757)	(3,326)
Restructuring costs and other	(70)	—	(138)	—
Spin-off costs	(2)	(89)	(309)	(89)
Non-GAAP research and development expense	$13,447	$9,738	$48,755	$39,304

GAAP general and administrative expense	$19,095	$22,141	$80,575	$57,331
Stock-based compensation expense and related employer-paid payroll taxes	(4,618)	(6,602)	(15,264)	(12,928)
Acquisition related costs	—	(134)	87	(171)
Restructuring costs and other	(271)	(7)	(334)	(309)
Spin-off costs	(1,101)	(5,240)	(14,896)	(6,605)
Non-GAAP general and administrative expense	$13,105	$10,158	$50,168	$37,318

GAAP operating income	$8,498	$505	$33,330	$33,766
Amortization of acquired technologies	997	6,200	5,755	24,257
Amortization of acquired intangibles	1,547	6,087	13,482	23,848
Stock-based compensation expense and related employer-paid payroll taxes	8,735	9,309	30,092	21,496
Acquisition related costs	—	135	(87)	175
Restructuring costs and other	290	7	422	309
Spin-off costs	1,103	5,950	15,653	7,430
Non-GAAP operating income	$21,170	$28,193	$98,647	$111,281
GAAP operating margin	9.5%	0.6%	9.6%	11.1%
Non-GAAP operating margin	23.7%	35.3%	28.5%	36.7%

GAAP net income (loss)	$2,056	$(9,942)	$113	$(7,158)
Amortization of acquired technologies	997	6,200	5,755	24,257
Amortization of acquired intangibles	1,547	6,087	13,482	23,848
Stock-based compensation expense and related employer-paid payroll taxes	8,735	9,309	30,092	21,496
Acquisition related costs	—	135	(87)	175

Restructuring costs and other	290	7	422	309
Spin-off costs	1,103	5,950	15,653	7,430
Tax benefits associated with above adjustments	(1,300)	(3,135)	(6,445)	(11,436)
Non-GAAP net income	$13,428	$14,611	$58,985	$58,921

GAAP diluted earnings (loss) per share	$0.01	$(0.06)	$—	$(0.05)
Non-GAAP diluted earnings per share	$0.07	$0.09	$0.35	$0.37

Shares used in computation of diluted earnings (loss) per share:	180,234	158,124	168,667	158,124

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Net income (loss)	$2,056	$(9,942)	$113	$(7,158)
Amortization	3,123	12,287	20,384	48,104
Depreciation	5,589	2,404	13,385	8,346
Income tax expense	1,882	3,454	11,479	12,014
Interest expense, net	4,761	6,678	20,472	28,137
Unrealized foreign currency losses	238	348	1,433	1,707
Acquisition related costs	—	135	(87)	175
Spin-off costs	1,103	5,950	15,653	7,430
Stock-based compensation expense and related employer-paid payroll taxes	8,735	9,309	30,092	21,496
Restructuring costs and other	290	7	422	309
Adjusted EBITDA	$27,777	$30,630	$113,346	$120,560
Adjusted EBITDA margin	31.0%	38.3%	32.7%	39.8%

Reconciliation of Unlevered Free Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Net cash provided by operating activities	$19,182	$16,152	$45,341	$85,665
Capital expenditures (1)	(12,504)	(6,976)	(34,833)	(16,140)
Free cash flow	6,678	9,176	10,508	69,525
Cash paid for interest, net of cash interest received	2,591	9,775	20,387	26,602
Cash paid for acquisition-related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items	1,082	6,949	16,763	10,062
Unlevered free cash flow (excluding forfeited tax shield)	10,351	25,900	47,658	106,189
Forfeited tax shield related to interest payments (2)	(283)	(2,590)	(4,116)	(6,569)
Unlevered free cash flow	$10,068	$23,310	$43,542	$99,620
_________________
(1) Includes purchases of property and equipment and purchases of intangible assets.
(2) Forfeited tax shield related to interest payments assumes a statutory rate of 26.5% for the three and twelve months ended December 31, 2021 and 2020.